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                                                                  EXHIBIT 10.23


                           PHOTOELECTRON CORPORATION

                                 LOCK-UP LETTER
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Needham & Company, Inc.
Dain Bosworth Incorporated
c/o Needham & Company, Inc.
445 Park Avenue, 3rd Floor
New York, NY 10022

Dear Sirs:

     The undersigned understands that you and certain other firms propose to enter into an Underwriting Agreement (the "Underwriting Agreement") providing for the purchase by you and such other firms (the "Underwriters") of shares (the "Shares") of Common Stock (the "Common Stock"), of Photoelectron Corporation (the "Company") and that the Underwriters propose to reoffer the Shares to the public.
     In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that without the prior written consent of Needham & Company, Inc., the undersigned will not (and will not announce or disclose any intention to) sell, offer to sell, solicit an offer to buy, contract to sell, grant any option to purchase, or otherwise transfer or dispose of, any shares of Common Stock, or any securities convertible into or exercisable or exchangable for Common Stock, for a period of 180 days after the date of the final Prospectus relating to the offering of the Shares to the public by the Underwriters. Prior to the expiration of such period, the undersigned will not announce or disclose any intention to do anything after the expiration of such period which the undersigned is prohibited, as provided in the preceding sentence from doing during such period.
     The undersigned also agrees not to enter into any hedging or similar transaction or device which is designed to, or could be expected to, result in the disposition by any person of any shares of Common Stock within such period.
     In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this agreement.
     The undersigned agrees that the provisions of this agreement shall be binding also upon the successors, assigns, heirs and personal representatives of the undersigned.
     It is understood that if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, you will release us from our obligations under this agreement.

Dated:                      Very truly yours,



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                            Print Name of Signatory:------------------------